EXHIBIT 16.1


                               Puritz & Weintraub
                          Certified Public Accountants
                  (A Partnership of Professional Associations)
                            1244 N. University Drive
                            Plantation, Florida 33322
                            Telephone (305) 370-2727
                               Fax (305) 370-2776




February 27, 1996




Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments made with respect to us in Item 4 of Form 8-K of Oak Tree Medical Systems, Inc. for the event report as occurring September 6, 1995.

Yours truly,

/s/ Puritz & Weintraub

Puritz & Weintraub
Certified Public Accountants